                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                       CERIDIAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
               $125
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
               Preliminary Proxy Statement
        ------------------------------------------------------------------------
     3) Filing Party:
               Ceridian Corporation
        ------------------------------------------------------------------------
     4) Date Filed:
               March 4, 1994
        ------------------------------------------------------------------------

                                (CERIDIAN LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      ON MAY 11, 1994 AND PROXY STATEMENT


                                                                  March 30, 1994


Dear Stockholder:

    You are cordially invited to attend Ceridian Corporation's Annual Meeting of Stockholders at the Carter Presidential Center, One Copenhill, Atlanta, Georgia 30307 on May 11, 1994 at 10 a.m. E.D.T. We are looking forward to this opportunity to meet with stockholders. Whether or not you plan to attend, please complete and return your proxy card.

    The following pages contain the notice of meeting and the proxy statement, which includes information about the nominees for election to the Board of Directors. It also contains information about a proposal recommended by the Board to restate the Company's certificate of incorporation.

    Please return the accompanying proxy card as promptly as possible to ensure that your vote is counted at the meeting.

                                          Sincerely,
                                          Lawrence Perlman
                                          CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

Corporate Headquarters and Mailing Address:
8100 34th Avenue South
Minneapolis, MN 55425
(612) 853-8100

                              CERIDIAN CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The Annual Meeting of Stockholders of Ceridian Corporation, a Delaware corporation (the "Company"), will be held at the Carter Presidential Center, One Copenhill, Atlanta, Georgia 30307 on Wednesday, May 11, 1994 at 10 a.m., Eastern Daylight Savings Time, for the following purposes:

    (1) To elect directors for the following year;

    (2) To adopt a restated certificate of incorporation for the Company as recommended by the Board; and

    (3) To transact such other business as may properly come before the meeting.

    Stockholders of record of the Company's common stock at the close of business on March 22, 1994 will be entitled to vote at the meeting and any adjournments. No admission ticket will be necessary.

    A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from April 27, 1994 through May 11, 1994, at the Company's offices at 300 Embassy Row, 3rd Floor, Atlanta, Georgia 30328-1607.

                                          By Order of the Board of Directors

                                          John A. Haveman
                                          SECRETARY


March 30, 1994


    WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----
General Information........................................................................................           3
Election of Directors (Item 1).............................................................................           4
  The Board of Directors...................................................................................           4
  Nominees for Director....................................................................................           4
  Committees of the Board of Directors.....................................................................           5
  Directors' Compensation..................................................................................           6
  Compensation Committee Interlocks and Insider Participation..............................................           6
Adoption of Restated Certificate of Incorporation (Item 2).................................................           7
  Introduction.............................................................................................           7
  Description of Proposed Amendments.......................................................................           7
Compensation Committee Report on Executive Compensation....................................................           9
Stock Price Performance Graph..............................................................................          13
Executive Compensation.....................................................................................          14
  Summary Compensation Table...............................................................................          14
  Stock Option Grants......................................................................................          15
  Option Exercises and Option Values.......................................................................          15
  Pension Plan.............................................................................................          16
  Executive Employment Agreements..........................................................................          16
  Change of Control Provisions.............................................................................          17
Share Ownership Information................................................................................          18
  Share Ownership of Directors and Management..............................................................          18
  Share Ownership of Certain Beneficial Owners.............................................................          19
Independent Auditors.......................................................................................          20
Other Matters..............................................................................................          20
  Stockholder Proposals....................................................................................          20
  Compliance With Section 16(a) of the Securities Exchange Act.............................................          20
  Solicitation of Proxies..................................................................................          21
Form of Restated Certificate of Incorporation of Ceridian Corporation......................................         A-1

                              CERIDIAN CORPORATION

                               ------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 11, 1994

                            ------------------------

                              GENERAL INFORMATION


    This  proxy  statement  and the  enclosed  proxy  card are  being  mailed to stockholders beginning on or about March 30, 1994 in connection with the solicitation of proxies by the Board of Directors of Ceridian Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 11, 1994 (the "Annual Meeting"). Holders of the Company's common stock (the "Common Stock") of record at the close of business on March 22, 1994 will be entitled to vote at the meeting. At the close of business on March 22, 1994, 44,382,089 shares of Common Stock were outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote.


    When proxy cards are returned properly signed, the shares represented will be voted as directed. When no direction is given, the shares will be voted as recommended by the Board. The proxy also gives discretionary authority to vote the shares on any other matter which may properly come before the meeting. A stockholder may revoke a proxy at any time before it is exercised by filing a revoking instrument with the Secretary of the Company, by submitting another proxy card with a later date, or by voting in person at the meeting.

    The Company's Bylaws specify that except as otherwise provided by Delaware corporate law, the vote required to decide each matter to be brought before a meeting of stockholders is a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the matter. Because shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, an abstention has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In other words, broker non-votes are not counted against such a proposal. With respect to Item 2 to be voted on at the Annual Meeting, Adoption of Restated Certificate of Incorporation, Delaware corporate law provides that the vote required to approve that matter is a majority of all shares of Common Stock issued and outstanding. In other words, abstentions and broker non-votes have the same effect as a vote against Item 2.

    It is the Company's policy that all stockholder meeting proxies, ballots and voting tabulations that identify the vote of a particular stockholder are to be kept confidential if the stockholder has requested confidential treatment on the proxy card or ballot. If the stockholder so requests, no such document will be available for examination, nor will the identity and vote of any stockholder be disclosed prior to the final tabulation of the vote at the stockholders' meeting except (i) as necessary to meet applicable legal requirements; (ii) to allow the independent election inspectors to count and certify the results of the vote; or
(iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may inform the Company whether or not a particular stockholder has voted.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors, which met nine times in 1993. The Company's Bylaws provide that the Board shall determine the number of directors, which is currently set at eight. All eight directors presently serving on the Company's Board have agreed to stand for re-election and have been designated by the Board as nominees for director. See "Nominees for Director" for profiles of the nominees, each of whom was previously elected by the stockholders.

    The Board recommends a vote FOR and solicits proxies in favor of the nominees named below. Proxies cannot be voted for more than eight people. If any nominee becomes unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Each person elected will hold office until the 1995 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, or until earlier resignation or removal.

NOMINEES FOR DIRECTOR

    RUTH M. DAVIS Dr. Davis, 65, has been President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in technology management services, since 1981. She serves as Chairman of the Board for the Aerospace Corporation and as a trustee of Consolidated Edison Company of New York. Dr. Davis is a director of Air Products and Chemicals, Inc.; Premark International, Inc.; Principal Financial Group Inc.; Sprint Corporation; SofTech Inc.; Varian Associates, Inc. and Giddings & Lewis, Inc. Dr. Davis has been a director of the Company since 1984.

    ALLEN W. DAWSON Mr. Dawson, 67, is Chairman Emeritus of Siecor Corporation ("Siecor"), a joint venture of Corning Glass Works and Siemens Communications Systems, Inc. Siecor manufactures fiber optic cable and ancillary equipment. From 1989 to 1991, Mr. Dawson was Chairman of the Executive Committee of Siecor, and from 1980 to 1989 he was Chairman and Chief Executive Officer of Siecor. He is also a director of VMX, Inc. Mr. Dawson has been a director of the Company since 1986.

    RONALD JAMES Mr. James, 43, is Vice President-Minnesota of U S WEST Communications, Inc. ("U S WEST"). He has been employed by U S WEST since 1971, and has held his current position since January 1990. Prior to that time, he served as Vice President and General Manager, Large Business Markets beginning in December 1987. Mr. James is a director of the St. Paul Companies, Inc. and Great Hall Investment Funds, Inc. Mr. James has been a director of the Company since 1991.

    RICHARD  G.  LAREAU   Mr.  Lareau,  65, is  a  partner  in the  law  firm of
Oppenheimer Wolff & Donnelly. He is a director of Nash-Finch Company, Merrill Corporation and Northern Technologies International Corporation, and is a trustee of the Mesabi Trust, a mineral royalty trust. Mr. Lareau has been a director of the Company since 1971.

    CHARLES MARSHALL Mr. Marshall, 64, served as Vice Chairman of American Telephone and Telegraph Company from 1985 until his retirement in April 1989. Mr. Marshall is a director of GATX Corporation, Grumman Corporation, HARTMARX Corporation, SONAT Inc., Sundstrand Corporation and Zenith Electronics Corporation. Mr. Marshall has been a director of the Company since 1989.

    LAWRENCE PERLMAN Mr. Perlman, 55, is Chairman, President and Chief Executive Officer of the Company. He was named Chairman in November 1992, and has been President and Chief Executive Officer since January 1990. Mr. Perlman was President and Chief Operating Officer of the Company from December 1988 to January 1990. He is a director of Inter-Regional Financial Group, Inc.; Seagate Technology, Inc.; The Valspar Corporation and Computer Network Technology Corporation. He is also a member of the National Advisory Board of the Chemical Banking Corporation. Mr. Perlman has been a director of the Company since 1985.

    RICHARD W. VIESER Mr. Vieser, 66, retired in 1989 after having served as Chairman, President and Chief Executive Officer of Lear Siegler, Inc. since March 1987, and Chairman and Chief Executive Officer of FL Aerospace Corp. since September 1986 and of FL Industries, Inc. since June 1985. He is a director of Dresser Industries, Inc.; INDRESCO Inc.; Sybron Corporation and Varian Associates, Inc. Mr. Vieser has been a director of the Company since 1988.

    PAUL S. WALSH Mr. Walsh, 38, is Chief Executive Officer of GrandMet Foods-Americas and of The Pillsbury Company, a wholly-owned subsidiary of Grand Metropolitan PLC ("Grand Metropolitan"). Prior to assuming this position in January 1993, Mr. Walsh was Joint Chief Operating Officer of Grand Metropolitan's Food Sector from June 1991 to January 1993 and Chief Executive Officer of its Pillsbury Brands division from January 1992 to January 1993; Divisional Chief Executive of the Pillsbury Brands division of Grand Metropolitan's Food Sector from July 1990 to June 1991; Chief Operating Officer of Pillsbury Brands from April 1989 to July 1990; and Executive Vice President and Chief Financial Officer of Grand Metropolitan Inc. from September 1988 to April 1989. Mr. Walsh has been a director of the Company since 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board elects an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Board Governance Committee and a Quality and Technology Committee. The following are members of these committees as of March 1, 1994:

Executive Committee:                           Nominating and Board
 Lawrence Perlman, Chairman                     Governance Committee:
 Ronald James                                   Richard G. Lareau, Chairman
 Richard G. Lareau                              Charles Marshall
Audit Committee:                                Paul S. Walsh
 Richard W. Vieser, Chairman                   Quality and Technology Committee:
 Ruth M. Davis                                  Ruth M. Davis, Chairman
 Allen W. Dawson                                Allen W. Dawson
Compensation and Human Resources Committee:     Ronald James
 Charles Marshall, Chairman                     Lawrence Perlman
 Ronald James                                   Richard W. Vieser
 Richard G. Lareau
 Paul S. Walsh

    The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions by the Executive Committee are reported to the Board for ratification. The Executive Committee acted seven times in 1993.

    The Audit Committee reviews and recommends to the Board the selection of the Company's independent auditors, consults with the Company's independent auditors and reviews the scope and significant findings of the audits performed by them, reviews the adequacy and sufficiency of the Company's financial and accounting controls, practices and procedures, the activities and recommendations of its internal auditors, and its reporting policies and practices. The Audit Committee met four times in 1993.

    The Compensation and Human Resources Committee determines compensation policies, practices and structures for key employees of the Company, approves the compensation and benefits of executive officers, evaluates the performance of the chief executive officer, reviews the process of managing executive succession, diversity and development, and assesses the adequacy of the Company's human resource principles and philosophy. This Committee met four times in 1993.

    The Nominating and Board Governance Committee reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of policies pertaining thereto, recommends to the Board compensation for non-management directors, and serves as a nominating committee that considers all nominees, including those recommended by stockholders, for Board membership. This Committee met four times during 1993.

    The Quality and Technology Committee reviews the systems and processes comprising the Company's quality management program, evaluates the Company's technological resources and assets, and assesses the Company's business plans and strategies in light of external technology trends and internal technological support. This Committee met three times in 1993.

    During 1993, each director attended at least 75 percent of the meetings of the Board and his or her committees.

DIRECTORS' COMPENSATION

    Directors who are employees are not paid directors' fees. In 1993, directors who were not employees were paid an annual retainer of $20,000, $900 for attendance at Board meetings, $750 for attendance at committee meetings and $1,000 per day for time spent on other Company business. In addition, the chairmen of the Compensation, Audit and Quality and Technology Committees received a supplemental annual retainer of $3,000. For 1994, the fee structure and annual retainer will remain the same, but the supplemental annual retainer will be extended to the chairman of the Nominating and Board Governance Committee.

    Under the 1993 Non-Employee Director Stock Plan, each director who is not an employee of the Company receives a one-time grant of 1,000 shares of Common Stock, restricted as to transfer, upon election to the Board for the first time (current directors received this grant in 1993 when the Plan was approved by the Company's stockholders), and an annual grant of an option (first received during
1993) to purchase 1,000 shares of Common Stock upon election or re-election to the Board. A restricted stock award will be forfeited if the applicable director's service on the Board is terminated for any reason other than death or disability within six months from the date it was granted. Shares subject to a restricted stock award may not be sold, transferred, pledged or otherwise disposed of until such time as the director's service on the Board ceases. The exercise price per share of each option granted to a director will be 100 percent of the fair market value of the underlying Common Stock on the date the option is granted. An option will become exercisable in full six months after its date of grant, and will expire 10 years from its date of grant.

    Non-employee directors are also entitled to participate in a deferred compensation plan. Each such director with at least 12 calendar quarters of service as a director of the Company at the time he or she ceases to be a director will receive (or, in the event of the director's death, his or her beneficiary or estate shall receive) quarterly payments for the lesser of 48 calendar quarters or the number of quarters of service as a director. The amount of each quarterly payment will be one-fourth of the amount of the director's annual retainer at the time he or she ceases to be a director. The plan makes such payments subject to conditions involving non-competition, preservation of proprietary information and providing requested consulting services. If, within two years of a change of control of the Company (defined as described under "Executive Compensation -- Change of Control Provisions"), a director resigns following a material adverse change in the conditions under which he or she performs services as a director, or the director is removed from the Board for any reason other than conduct constituting a felony or the willful failure to fulfill duties as a director, the director will acquire a fully vested interest in any benefit accrued under this plan, even though the director may not have completed 12 calendar quarters of service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Lareau, who served on the Company's Compensation and Human Resources Committee during 1993, is a partner in the law firm of Oppenheimer Wolff & Donnelly, which has provided and continues to provide legal representation to the Company on various matters.

               ADOPTION OF RESTATED CERTIFICATE OF INCORPORATION
                                    (ITEM 2)

INTRODUCTION

    On February 4, 1994, the Board of Directors unanimously deemed advisable and recommended that the Company's stockholders approve at the Annual Meeting a proposal to adopt a restated certificate of incorporation for the Company in the form attached to this proxy statement as Appendix A (the "Restated Certificate"). The description set forth below of the Restated Certificate is qualified in its entirety by the text of Appendix A, which is incorporated herein by reference. As discussed below, the Restated Certificate would amend the existing Certificate of Incorporation, as previously amended (the "Current Certificate") by:

        (1) Eliminating the Company's 4 1/2% Cumulative Preferred Stock ("4 1/2% Preferred Stock"), of which there are no shares issued and outstanding, from the Company's authorized capital stock;

        (2) Eliminating the provision which requires the Board to give due consideration to all relevant factors, including social and economic effects on employees, customers, suppliers and other constituents, in evaluating a takeover bid for the Company;

        (3) Eliminating the provision which provides rights beyond those provided by applicable law to holders of 25% or more of any class of capital stock to inspect the Company's books and records; and

        (4) Making additional minor changes generally in the interests of modernization, clarity and brevity.

    The Restated Certificate, which is included as Appendix A to this Proxy Statement, is being presented to the stockholders for their adoption as a single proposal. Stockholders are urged to read and consider carefully the proposed Restated Certificate. The Restated Certificate incorporates by reference the Certificate of Designation adopted by the Board in November 1993 specifying the rights and preferences of the Company's recently issued 5 1/2% Cumulative Convertible Exchangeable Preferred Stock ("5 1/2% Preferred Stock"). Because no change is being made to that Certificate of Designation, it is not included as a part of Appendix A to this Proxy Statement but is available from the Company upon request.

    The Board recommends that you vote FOR the adoption of the Restated Certificate. The vote required to adopt the Restated Certificate is a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. If the proposal to adopt the Restated Certificate is approved by the necessary vote, the Restated Certificate will become effective as of the date and time it is filed with the Secretary of State of the State of Delaware. Such filing will be made as soon as practicable following approval of the Restated Certificate by the stockholders.

DESCRIPTION OF PROPOSED AMENDMENTS


    ELIMINATION OF 4 1/2% PREFERRED STOCK. Under the Current Certificate, the authorized capital stock of the Company consists of (i) 371,135 shares of 4 1/2% Preferred Stock, of which no shares are currently issued and outstanding; (ii) 750,000 shares of Preferred Stock, of which 50,600 shares have been designated as a series of 5 1/2% Preferred Stock and of which 47,200 shares are issued and outstanding; and (iii) 100,000,000 shares of Common Stock, of which 44,382,089 shares were issued and outstanding as of the March 22, 1994 record date for the Annual Meeting. The Restated Certificate would eliminate the 4 1/2% Preferred Stock from the Company's authorized capital stock and delete all provisions in the Current Certificate related thereto.


    The Board believes the 4 1/2% Preferred Stock is obsolete and unnecessary because the Company has no plans to reissue any shares of that stock. In addition, in connection with the Company's recent public offering of 4,720,000 Depositary Shares, each representing a one one-hundredth interest in a share of the Company's 5 1/2% Preferred Stock, the Company agreed with the underwriters not to issue any shares of the 4 1/2% Preferred Stock, and to use its reasonable efforts to cause the stockholders of the Company to approve an amendment to the Current Certificate to eliminate the 4 1/2% Preferred Stock from the authorized capital stock of the Company.

    ELIMINATION  OF ARTICLE  TENTH.   Article Tenth  of the  Current Certificate
provides as follows:

        "The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender offer or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located."

    The Board recognizes that when faced with a situation which Article Tenth is meant to address, its obligation under Delaware law is to act, in the exercise of its business judgment, in the best interests of the Company and its stockholders. The Board's view is that Article Tenth, while well-intentioned, is appropriate only to the extent that it is consistent with and does not detract from the Board's overriding obligation to the Company and its stockholders. In addition, the Board wishes to avoid having a provision such as Article Tenth potentially cause any misperceptions as to the Board's view of its obligations when faced with the type of situation Article Tenth was meant to address. For these reasons, the Board has recommended the elimination of Article Tenth as part of the Restated Certificate.

    ELIMINATION  OF  SPECIAL  INSPECTION  RIGHT.   Paragraph  3  of  the General
Provisions contained in Article Fourth of the Current Certificate provides that:

        "The books of this Corporation, including such books as show the names of the stockholders thereof, and their places of residence and the number of shares held by them, shall during the usual business hours of every business day, be open for the inspection of any person or persons holding in the aggregate twenty-five percent (25%) of any class of the outstanding capital stock."

    The Company has proposed to eliminate this provision in the Restated Certificate because the Company is subject to provisions of Delaware law and proxy rules adopted by the Securities and Exchange Commission (the "Commission") which collectively provide various inspection and communication rights to stockholders in certain circumstances, and which apply equally to all stockholders without regard to the size of their holdings. The Board believes that these provisions of Delaware law and of the proxy rules have struck an appropriate balance between the business needs of a corporation on the one hand, and the inspection and communication needs of stockholders on the other hand. The Board also believes it preferable to address the inspection and communication needs of all stockholders in an equitable manner, without regard to an arbitrary stockholdings threshold. The Company knows of no person or group of related persons who beneficially owns 25% or more of any class of the Company's stock.

    Under Section 220 of the Delaware General Corporation Law ("DGCL"), any stockholder of record of a corporation has the right, upon an appropriate written demand and during normal business hours, to inspect for any "proper purpose" (a purpose reasonably related to such person's interest as a stockholder) the corporation's stock ledger, a list of its stockholders and its other books and records. Similarly, Section 219 of the DGCL also requires that a corporation make available for inspection during normal business hours for at least ten days before any meeting of stockholders a list of stockholders, including their addresses and number of shares owned, entitled to vote at that meeting. Such list may be examined by any stockholder for any purpose germane to the meeting, and is to be made available in the city where the meeting is to be held.

    Rule 14a-7 promulgated by the Commission under the Securities Exchange Act of 1934 imposes an obligation on any corporation subject to that Rule (including the Company) which is itself soliciting proxies in connection with a pending stockholder vote (either through a stockholders' meeting or written consent process) to either (i) provide a list of the corporation's stockholders to any record or beneficial holder of that corporation's stock who requests such a list for the purpose of sending such stockholders soliciting or communications materials relating to the pending stockholder vote, or (ii) mail to its stockholders soliciting or communications materials provided by such a stockholder relating to the pending stockholder vote. The stockholder requesting either such action must pay the costs incurred by the corporation in connection therewith, and certify that the solicitation or communication relates to the pending stockholder vote.

    If the Restated Certificate of Incorporation is adopted and this provision is eliminated, any person or group of persons who may, in the future, hold 25% or more of any class of the Company's stock would no longer be entitled to inspect the Company's books without a "proper purpose" under the DGCL, and would have access to the Company's stockholder list only in the circumstances outlined above under the DGCL and Rule 14a-7.

    OTHER CHANGES. In addition to eliminating the provisions outlined above, the Restated Certificate would make other minor, technical changes to the Current Certificate by consolidating the Current Certificate, including all existing amendments, and the proposed amendments into a single document and eliminating from that document obsolete and unnecessary provisions. These additional changes are summarized briefly as follows:

        (a) Eliminating a provision specifying that no stockholder of any class shall have any preemptive rights, since this is duplicative of Section 102(b)(3) of the DGCL;

        (b) Rephrasing a provision regarding the powers and responsibilities of the Board to track more precisely with Section 141 of the DGCL and to eliminate superfluous references to specific powers of the Board;

        (c) Eliminating provisions specifying the initial subscribers for the Company's capital stock and the amount of such stock with which the Company commenced business in 1912;

        (d) Eliminating provisions which specify that the Company is to have perpetual existence and that the private property of stockholders shall not be subject to the payment of corporate debts, since these are duplicative of Sections 102(b)(5) and (6) of the DGCL;

        (e) Including in the list of representative rights, powers and preferences that may be accorded by the Board to a series of Preferred Stock an expanded description of the voting rights and rights upon dissolution that may be accorded to a series of such Stock;

        (f) Supplementing the provisions relating to the Preferred Stock with a provision incorporating into the Restated Certificate the Certificate of Designation adopted by the Board specifying the rights and preferences of the recently issued 5 1/2% Preferred Stock; and

        (g) Reordering, renumbering and captioning Articles and Sections for purposes of clarity and enhanced readability.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's Compensation and Human Resources Committee (the "Committee"), comprised solely of non-employee directors, is responsible for establishing and administering the compensation program for the senior executive officers of the Company. The Company's executive compensation program is intended to (i) provide competitive levels of overall compensation to attract and retain well qualified executives, (ii) motivate executives to achieve the short-and long-term strategic goals of the Company and (iii) have a direct relationship to the enhancement of stockholder value. The three components in the Company's executive compensation program are base salary, annual incentive bonus and long-term incentive compensation. The program is designed so that the target mix of total compensation is 40% to 60% base salary, with the balance consisting of performance-based variable components (annual incentive bonus and long-term incentive compensation). Greater weight is given to performance-based compensation at higher levels of responsibility within the Company.

    Information regarding competitive compensation levels and practices for positions comparable to executive officer positions within the Company is obtained by the Committee from nationwide compensation survey information collected and evaluated by independent consulting firms, and advice from an independent, nationally recognized compensation consulting firm. As a result, comparative compensation information is drawn from a broader range of companies than those included in the industry indices contained in the performance graph on page 13, and not all of the companies included in the performance graph indices are included in the surveys utilized. Based on this information, the Committee targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive award levels for each executive officer position to fall in a range between the 50th and 75th percentiles of the relevant compensation marketplace.

    SALARY. The annual determination of an individual officer's salary within the prescribed target range is based on a subjective assessment by the Committee of the responsibilities of the position and the performance, experience and current salary of the executive filling the position. The 1993 base salary for executive officers was generally within the upper half of the targeted range.

    ANNUAL INCENTIVE BONUS. The annual incentive program provides yearly cash bonuses to executive officers, although the Committee may, in its discretion, permit individuals to elect to receive part or all of their annual bonus in the form of stock options rather than cash. The annual determination of an individual officer's target bonus, expressed as a percentage of base salary, is based on a subjective assessment by the Committee of the responsibilities of the position, competitive practice and the Committee's philosophy regarding performance-based compensation.


    For 1993, target bonus percentages for executive officers other than Mr. Perlman ranged from 30% to 55% of base salary, with the maximum possible bonus twice the target amount. Of the total potential bonus, 80% consisted of a financial component. In the case of staff officers, the financial component consisted of a requirement that the Company achieve a specified level of earnings per share ("EPS") during 1993. In the case of officers assigned to operating units, one-fourth of the financial component consisted of the same Company EPS requirement, while the balance consisted of a requirement that the operating unit achieve a specified level of pre-tax earnings ("NPBT"). The 20% non-financial component was based on the Committee's subjective assessment of the executive officer's individual performance in the areas of quality improvement and fostering workforce diversity. With respect to the financial component, bonus payments at, above or below the target percentages could be made depending on whether the financial performance of the Company (and, if applicable, the business unit to which the executive is assigned) met, exceeded or fell short of the applicable targeted financial goal. The targeted financial component of the bonus would be payable if budgeted earnings were achieved, but no financial component would be payable if an earnings threshold amount were not achieved. The Committee approved threshold and superior earnings goals above and below the target level, based on advice regarding competitive practices from the Company's compensation consultant.


    The Committee retains discretion to award the financial component of the annual incentive if, in its judgment, bonuses are warranted despite the failure of the Company or the business unit to achieve the minimum specified financial goal. For 1993, the Committee adjusted the financial goals that had been established at the beginning of the year so as to exclude the effect of restructuring and extraordinary charges from the Company EPS and operating unit NPBT calculations. The Committee felt that the restructuring plans adopted were necessary and in the long-term best interests of the Company and its stockholders, and that delay in adopting such restructuring plans would simply have improved 1993 financial results at the expense of longer-term financial performance. The Committee does not wish the annual incentive program to favor short-term gain at the expense of longer-term performance. Similarly, the early retirement of the Company's public debt with the proceeds of a public offering of preferred stock was viewed by the Committee as a very positive development for the Company, despite the fact that early retirement of the debt entailed an extraordinary charge. Following these adjustments, both the financial and non-financial components of the 1993 annual incentive program were paid above the target level for executive officers, resulting in bonus payments for executive officers other than Mr. Perlman ranging between 45% and 86% of base salary.


    LONG-TERM INCENTIVES. Long-term incentives are intended to emphasize the link between executive compensation and improved long-term stock price performance. Although the Company's 1993 Long-Term Incentive Plan provides for the grant of stock options, restricted stock, stock appreciation rights and performance units, stock options with a fair market value exercise price are seen by the Committee as having a significant tie to increases in stockholder value. As a result, stock options were the sole long-term incentive utilized for executives during 1993, except for one restricted stock award made to a newly hired executive. An annual award of stock options is typically made to each executive officer, although additional awards may be made at the Committee's discretion in circumstances such as promotions.

    The annual determination of an individual officer's option award within the range prescribed for his or her position is based on a subjective assessment by the Committee of the responsibilities of the position and the performance and experience of, and past option awards made to, the individual. For 1993, option awards to executive officers were generally at the midpoint of the targeted range.


    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Perlman's base salary during 1993 was $600,000, unchanged since 1990, and will remain at that level for 1994. While the Committee believes Mr. Perlman has performed exceptionally well, maintaining the base salary at this level was deemed appropriate to increasingly orient his total compensation toward performance-based components. Mr Perlman's 1993 annual incentive was determined based solely on the Company's EPS, and amounted to 97.5% of base salary as compared to a target of 65%, reflecting above target earnings performance for the Company during 1993, after taking into account the previously mentioned adjustments for restructuring and extraordinary charges. Mr. Perlman elected at the beginning of 1993 to receive one-third of his 1993 annual incentive in stock options, which resulted in the grant of an option to acquire 39,998 shares. For purposes of this election, an option to acquire one share was valued at one-third of the option exercise price.



    Mr. Perlman was granted a stock option for 100,000 shares during 1993 as the long-term incentive portion of his compensation package. In approving this award, the Committee principally considered (i) Mr. Perlman's role in the Company's improved 1993 operating performance, the successful offering of 5 1/2% Preferred Stock and 1993 strategic planning efforts, (ii) the increase in the Company's stock price during the year, (iii) the competitive range for Mr. Perlman's position and (iv) the desire to increasingly orient his compensation toward performance-based components.


    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. During 1993, the Internal Revenue Code (the "Code") was amended to impose on public companies, such as Ceridian, an annual limit of $1 million on deductions for compensation payments made to each of the chief executive officer and the four most highly paid executive officers employed at fiscal year end. Compensation that is considered "performance-based" according to the Code is not counted toward the $1 million annual limit.

    The Committee supports the concept that a significant portion of the total compensation provided to an executive, particularly the chief executive officer and others occupying positions of significant responsibility within the Company, should be performance-based, and has attempted to implement and administer programs that are consistent with this concept. For example, a large component of the compensation provided to the five highest compensated officers is in the form of stock options. The Code classifies stock options granted with a fair market value exercise price as "performance-based."

    Although the Committee has considered amending other elements of the compensation program so they can be considered "performance-based" for purposes of the Code, the Committee believes that it is more important for it to retain the flexibility to tailor the compensation program in the manner it believes most beneficial to the Company and its stockholders, than it is to qualify every aspect of the Company's executive compensation program as "performance-based" for purposes of the Code. In addition, any non-deductible amount of future compensation is not expected to be material to the Company, nor would such non-deductibility financially disadvantage the Company in any manner given the Company's tax position.

February 28, 1994  Compensation and Human  Resources Committee

                   Charles Marshall, Chairman
                   Ronald James
                   Richard G. Lareau
                   Paul S. Walsh

                         STOCK PRICE PERFORMANCE GRAPH


    The graph below compares the cumulative total return during the period 1989-1993 for the Company's Common Stock, the S&P 500 Index, the S&P Computer Software and Services Index and the S&P Electronics (Defense) Index. Although the Stock Price Performance Graph in the Company's Proxy Statement for its 1993 Annual Meeting of Stockholders also included the cumulative total return for the S&P Computer Systems Index, that Index has not been included in the graph below because that Index no longer provides a meaningful comparison for any portion of the Company since the 1992 dividend distribution by the Company to its stockholders of all of the common stock of the Company's former computer systems subsidiary, Control Data Systems, Inc.


    This graph assumes the investment of $100 in the Company's Common Stock, the S&P 500 Index and each of the industry indices on December 31, 1988, and the reinvestment of all dividends as and when distributed. Included in the dividends reinvested is the previously mentioned 1992 dividend distribution of the stock of Control Data Systems, Inc. For purposes of this graph, it is assumed that the shares of Control Data Systems stock were received on the September 1, 1992 ex-dividend date, sold at the closing market price on that date, and the proceeds reinvested in shares of Ceridian Common Stock at the closing market price on that date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         (CERIDIAN CORPORATION, THE S&P 500 INDEX AND INDUSTRY INDICES)

                                                                  S&P COMPUTER      S&P
                MEASUREMENT PERIOD                    CERIDIAN    SOFTWARE AND  ELECTRONICS
               (FISCAL YEAR COVERED)                 CORPORATION    SERVICES     (DEFENSE)   S&P 500 INDEX
- ---------------------------------------------------  -----------  ------------  -----------  -------------
Measurement Pt-12/31/88                                  $100          $100         $100           $100
FYE 12/31/89                                             $ 92.44       $121.90      $128.38        $131.59
FYE 12/31/90                                             $ 45.26       $ 95.16      $139.41        $127.50
FYE 12/31/91                                             $ 55.46       $145.06      $195.12        $166.18
FYE 12/31/92                                             $ 90.59       $171.81      $201.95        $178.83
FYE 12/31/93                                             $112.86       $219.26      $263.97        $196.77

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation for the past three years of the Company's five most highly compensated officers as of December 31, 1993, including the chief executive officer (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                          ----------------------------------------
                                         ANNUAL COMPENSATION                        AWARDS
                                 ------------------------------------     ---------------------------     PAYOUTS
                                                             OTHER        RESTRICTED    SECURITIES        --------
                                                            ANNUAL          STOCK       UNDERLYING          LTIP     ALL OTHER
   NAME AND PRINCIPAL             SALARY     BONUS        COMPENSATION      AWARDS     OPTIONS/SARS       PAYOUTS   COMPENSATION
        POSITION           YEAR    ($)        ($)             ($)           ($)(1)          (#)             ($)        ($)(2)
- -------------------------  ----  --------  ----------     -----------     ----------  ---------------     --------  ------------
Lawrence Perlman           1993  $600,000  $390,109              --              --         139,998(3)          --  $    4,497
 Chairman, President and   1992   600,000   445,714              --              --         170,000             --       2,706
 Chief Executive Officer   1991   600,000   156,000              --              --         445,038(4)(5)       --          --
Roger E. Handberg          1993   250,103   206,405              --              --              --             --      43,136
 Executive Vice President  1992   203,750   150,251              --              --          88,175(5)    $129,412       2,706
 (6)                       1991   190,000   121,220              --              --          43,366(4)(5)  100,000          --
Stephen B. Morris          1993   250,008   165,375              --              --          30,000             --          --
 Vice President and        1992    20,834     9,375              --              --          50,000             --          --
 President, The Arbitron   1991        --        --              --              --              --             --          --
 Company (7)
Patrick C. Sommers         1993   250,000   162,000       $ 254,407(8)           --          30,000             --         288
 Vice President and        1992    19,231    14,063              --              --          50,000             --          --
 President, Ceridian       1991        --        --              --              --              --             --          --
 Employer Services (7)
Ronald L. Turner           1993   273,625   285,125(9)       98,067(8)       $75,000         80,000             --          --
 Vice President and        1992        --        --              --              --              --             --          --
 President, Computing      1991        --        --              --              --              --             --          --
 Devices International
 (7)

- ------------------------------
(1) The amount reported in the table represents the market value of the shares of Common Stock awarded in 1993 on the date of grant, determined by utilizing the closing price of the Company's Common Stock on the NYSE on the grant date. Although holders of restricted stock are entitled to receive any dividends payable on the Company's Common Stock, the Company has not paid any cash dividends on such stock since 1985, and its current ability to do so is limited by its domestic revolving credit agreement. At the end of 1993, the number and value (based on the closing price of the Company's Common Stock on the NYSE on December 31, 1993) of aggregate restricted stock holdings of the individuals named in the table was as follows:
      NAME                             NO. OF SHARES   VALUE ($)
      ------------------------------   -------------   ---------
      Mr. Perlman...................        4,175      $ 79,325
      Mr. Handberg..................       --             --
      Mr. Morris....................       --             --
      Mr. Sommers...................       --             --
      Mr. Turner....................        5,000        95,000
(2) The amounts disclosed for each individual other than Mr. Handberg represent the Company's contributions to the accounts of the named individuals in the Company's Personal Investment Plan, a 401(k) defined contribution plan. The 1993 amount disclosed for Mr. Handberg consists of $40,423 paid in connection with his retirement for accrued but unused personal days off, and $2,713 in Company contributions to his account in the Personal Investment Plan. Information for 1991 is not required to be disclosed.
(3) Includes an option to acquire 39,998 shares granted as a result of Mr. Perlman's election to receive one-third of the value of his 1993 bonus in the form of a stock option rather than cash.
(4) In November 1991, option holders were permitted to cancel existing options in exchange for new option grants covering half the number of shares, as disclosed in the Company's 1992 proxy statement. Amounts shown for 1991 include the amount of such replacement grants.
(5) Amounts shown reflect antidilution adjustments resulting from the spinoff of Control Data Systems, Inc.
(6)  Mr. Handberg retired from the Company effective December 31, 1993.
(7) Mr. Morris joined the Company as an executive officer in December 1992, Mr. Sommers in November 1992 and Mr. Turner in January 1993.
(8) The amount disclosed in this column for Mr. Sommers includes $131,263 in relocation expenses and $106,231 in tax reimbursement payments related to the relocation expenses. The amount disclosed for Mr. Turner includes $44,371 in relocation expenses and $35,910 in tax reimbursement payments related thereto.
(9) The amount disclosed includes $50,000 paid at the time Mr. Turner joined the Company, as well as his 1993 annual bonus.

STOCK OPTION GRANTS

    The following table summarizes information regarding stock options granted during 1993 to the Named Executives.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                               INDIVIDUAL GRANTS(1)                                  POTENTIAL REALIZABLE
- ----------------------------------------------------------------------------------     VALUE AT ASSUMED
                           NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                          SECURITIES      OPTIONS/SARS                              PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO      EXERCISE OR                  OPTION TERM(3)
                         OPTIONS/SARS     EMPLOYEES IN     BASE PRICE   EXPIRATION  ----------------------
         NAME             GRANTED (#)      FISCAL YEAR      ($/SH)(2)      DATE       5% ($)     10% ($)
- -----------------------  -------------  -----------------  -----------  ----------  ----------  ----------
Lawrence Perlman             39,998(4)            3.8%      $   14.63    02/03/03   $  368,658  $  930,421
                            100,000(5)            9.5%          19.13    12/13/03    1,205,190   3,041,670
Roger E. Handberg             --               --              --           --          --          --
Stephen B. Morris            30,000(5)            2.8%          19.13    12/13/03      361,557     912,501
Patrick C. Sommers           30,000(5)            2.8%          19.13    12/13/03      361,557     912,501
Ronald L. Turner             50,000(6)            4.7%          14.63    02/03/03      460,845   1,163,085
                             30,000(5)            2.8%          19.13    12/13/03      361,557     912,501

- ------------------------------
(1) All options were granted under the 1993 Long-Term Incentive Plan. Under that Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options, including exercisability dates. Exercisability will be accelerated upon a change of control of the Company, as defined in "Change of Control Provisions" below.
(2) The per share exercise price of each option granted in 1993 is equal to the market value (closing price on the NYSE) of a share of the Company's Common Stock on the date of grant.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionees' continued employment through the vesting period. The amounts represented in this table may not necessarily be achieved.
(4) Option awarded in consideration of Mr. Perlman's election to receive 33 1/3% of his 1993 annual bonus in the form of a stock option rather than cash. Original option grant in February 1993 of 53,315 shares, corresponding to maximum potential bonus payment, was reduced to 39,998 shares in January 1994 upon determination of actual bonus payout. Option became fully exercisable on January 24, 1994 in connection with such determination.
(5) This option becomes exercisable in cumulative 33 1/3% installments on January 1 of 1995, 1996 and 1997.
(6) This option becomes exercisable in cumulative 33 1/3% installments on January 1 of 1994, 1995 and 1996.

OPTION EXERCISES AND OPTION VALUES

    The following table summarizes information regarding the exercise of stock options during 1993 by the Named Executives, as well as the December 31, 1993 value of unexercised stock options held by the Named Executives.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS AT FISCAL    IN-THE-MONEY OPTIONS/SARS AT
                                                                           YEAR END (#)            FISCAL YEAR END ($)(1)
                                     SHARES ACQUIRED      VALUE     --------------------------  ----------------------------
NAME                                 ON EXERCISE (#)   REALIZED ($) EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------  -----------------  -----------  -----------  -------------  -------------  -------------
Lawrence Perlman..................         --              --          261,846        493,190   $   2,969,953  $   3,000,335
Roger E. Handberg (2).............         --              --           36,670         88,271         371,461        700,657
Stephen B. Morris.................         --              --           --             80,000        --              212,500
Patrick C. Sommers................         --              --           --             80,000        --              156,000
Ronald L. Turner..................         --              --           --             80,000        --              218,500

- ------------------------
(1) Represents the difference between the market value of the Company's Common Stock on December 31, 1993 and the exercise price of the options.
(2) Although Mr. Handberg retired from the Company effective December 31, 1993, his stock options which were not yet exercisable as of that date will become exercisable in accordance with the schedule prescribed at the time the options were originally granted.

PENSION PLAN

    The Company maintains a voluntary, tax qualified retirement plan (the "Retirement Plan") which is funded by employee salary reduction contributions and Company contributions. The amount of the annual benefit under the Retirement Plan is based upon an employee's average annual compensation during the employee's highest consecutive five-year earnings period with the Company while participating in the Retirement Plan. Because the Internal Revenue Code limits the annual benefit that may be paid from a tax-qualified plan such as the Retirement Plan, the Company has established a Benefit Equalization Plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the Retirement Plan had these limits not been in effect.

    The following table shows estimated annual benefits payable under the Retirement Plan and the Benefit Equalization Plan to an employee who retires in 1994 at age 65:

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION       15           20           25           30           35
- -------------  -----------  -----------  -----------  -----------  -----------
 $   200,000   $    46,177  $    61,569  $    76,961  $    92,353  $   104,353
     300,000        70,177       93,569      116,961      140,353      158,353
     400,000        94,177      125,569      156,961      188,353      212,353
     500,000       118,177      157,569      196,961      236,353      266,353
     600,000       142,177      189,569      236,961      284,353      320,353
     700,000       166,177      221,569      276,961      332,353      374,353
     800,000       190,177      253,569      316,961      380,353      428,353
     900,000       214,177      285,569      356,961      428,353      482,353
   1,000,000       238,177      317,569      396,961      476,353      536,353
   1,100,000       262,177      349,569      436,961      524,353      590,353
   1,200,000       286,177      381,569      476,961      572,353      644,353


    Annual compensation for purposes of the Retirement Plan and the Benefit Equalization Plan consists of salary and any annual bonus paid during the year (whether payable in cash or stock options), less the amount contributed by the employee to the Retirement Plan that year. Compensation for 1993 covered by these Plans for the Named Executives is as follows: Mr. Perlman, $1,005,142; Mr. Handberg, $623,366; Mr. Sommers, $263,485; and Mr. Turner, $323,625. Mr. Morris elected not to participate in the Retirement Plan. For purposes of the Retirement Plan and the Benefit Equalization Plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).


    As of March 1, 1994, years of credited service for the Named Executives were as follows: Mr. Perlman, 13.76 years; Mr. Sommers, 1.31 years; and Mr. Turner,
1.18 years. Mr. Handberg retired from the Company on December 31, 1993.

    Benefit amounts in the Pension Plan Table are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

EXECUTIVE EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of the Named Executives other than Mr. Handberg. The term of each of these agreements is the later of June 30, 1995 (December 31, 1998 in the case of Mr. Perlman) or two years after a "change of control" (as defined in "Change of Control Provisions" below) occurring before the normal contract termination date. These agreements generally specify that the executives are required to devote full time to the Company and will be compensated in accordance with the compensation policies of the Company, and contain provisions regarding protection of confidential information, rights in any intellectual property created by the executive, and restrictions on competition. If the Company terminates an agreement without cause, the executive is entitled to receive a lump sum payment equal to two years' base salary (three years in Mr. Perlman's case). In addition, the agreement for Mr. Perlman provides that in the event of such a termination, he would receive a supplemental retirement benefit calculated by including the lump sum payment previously noted in the determination of final average pay for purposes of computing retirement benefits. Mr. Perlman's agreement additionally provides that the calculation of such supplemental retirement benefit will include three additional years of service credit. Also in the event of termination without cause, Mr. Perlman's agreement provides that his rights and benefits under any restricted stock or option plans will fully vest, and any restrictions on shares of stock received under such plans will immediately lapse. Each agreement also contains a number of change of control provisions described below under "Change of Control Provisions."

CHANGE OF CONTROL PROVISIONS

    The payment of benefits or vesting of awards under the Company's 1993 Long-Term Incentive Plan ("1993 LTIP"), 1990 Long-Term Incentive Plan ("1990 LTIP"), and the executive employment agreements described above accelerates upon a "change of control" or a "change of control termination." For these purposes, a "change of control" is defined as (1) a merger or consolidation involving the Company if less than 50 percent of the Company's voting stock after the business combination is held by persons who were stockholders before the business combination; (2) a sale of the assets of the Company substantially as an entirety; (3) ownership by a person or group of at least 20 percent of the Company's voting securities; (4) approval by the stockholders of a plan for the liquidation of the Company; and (5) certain changes in the composition of the Company's Board of Directors. The term "change of control termination" refers to either of the following if it occurs within two years of a "change of control" of the Company: (i) termination of an executive's employment by the Company for reasons other than substantial nonperformance of duties or conduct constituting a felony involving moral turpitude; or (ii) the executive terminates employment with the Company for "good reason." "Good reason" is generally defined as an adverse change in an executive's responsibilities, authority, compensation or working conditions, or a material breach of an employment agreement by the Company.

    All restrictions on restricted stock held by an executive pursuant to the 1993 LTIP will immediately lapse, and all options granted under the 1993 LTIP will become exercisable immediately upon a change of control. Under the 1990 LTIP, the same results follow a change of control termination. Within 30 days following a change of control termination, a participant in the 1990 LTIP may generally require the Company to purchase any shares of stock awarded to the participant under the plan as to which restrictions on transfer lapsed because of the change of control termination. The purchase price will equal the fair market value of the shares on the day prior to the change of control.

    The executive employment agreements described above also provide that following a change of control termination, an executive is entitled to receive a lump sum payment that is one dollar less than three times the executive's "annualized includable compensation," which is the average annual compensation received by the executive from the Company and includable in the executive's gross income during the five most recent taxable years ending before the change of control. The agreement for Mr. Perlman provides that the amount of this lump sum payment is to be included in the determination of final average pay for purposes of computing supplemental retirement benefits. This lump sum payment would be in lieu of any other severance payment specified in an executive employment agreement. The executive employment agreements and stock based incentive plans also provide that all change of control compensation pertaining to an executive must be less than the amount which would be considered a "parachute payment" under the Internal Revenue Code.

    The Company has established a benefits protection trust for various employees (principally executives), directors and certain retired executives of the Company. The trust agreement provides that if, following a change of control, benefits payable under any plan or agreement covered by the trust (which generally includes all executive employment agreements, benefit and incentive plans for officers and directors, and separation agreements with certain former executives) are improperly withheld by the Company from any trust beneficiary, the trustee shall, upon the request of such beneficiary, pursue the claims of the beneficiary against the Company, including the commencement of legal proceedings against the Company if necessary. The Company is obligated to reimburse the trustee for all fees and expenses incurred in connection therewith. To the extent the Company fails to do so, the trustee may pay such fees and expenses from the trust. The Company has provided initial funding of $100,000 to the trust for this purpose, and upon a threatened change of control (as defined in the trust agreement), the trustee would require the Company to provide an additional $2,900,000 of funding for this purpose. The trust agreement also provides for the establishment of an account for the payment of benefits under the Benefit Equalization Plan after a change of control.

                          SHARE OWNERSHIP INFORMATION

SHARE OWNERSHIP OF DIRECTORS AND MANAGEMENT


    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1994 by each director or nominee for director, by each of the Named Executives and by all executive officers and directors as a group.


 NAME OF INDIVIDUAL                                                              SHARES OF COMMON STOCK
 OR IDENTITY OF GROUP                                                            BENEFICIALLY OWNED (1)
- -------------------------------------------------------------------------------  -----------------------
Directors
  Ruth M. Davis................................................................            2,873(2)
  Allen W. Dawson..............................................................            3,000(3)
  Ronald James.................................................................            2,100(3)
  Richard G. Lareau............................................................            4,500(4)
  Charles Marshall.............................................................            4,000(3)
  Lawrence Perlman.............................................................          538,107(5)
  Richard W. Vieser............................................................            4,000(3)
  Paul S. Walsh................................................................            2,000(3)
Named Executive Officers
  Stephen B. Morris............................................................           16,667(6)
  Patrick C. Sommers...........................................................           16,667(6)
  Ronald L. Turner.............................................................           21,667(6)
All executive officers, directors and nominees as a group......................          813,819(7)

- ------------------------
(1) Unless otherwise noted, all of the shares shown are held by individuals possessing sole voting and investment power with respect to such shares, and the individual shareholdings shown do not represent 1% or more of the Company's outstanding Common Stock.
(2) Includes 273 shares beneficially owned through an IRA and 1,000 shares not outstanding but deemed beneficially owned by virtue of the right to acquire them pursuant to exercisable stock options.
(3) Includes 1,000 shares not outstanding but deemed beneficially owned by virtue of the right to acquire them pursuant to exercisable stock options.
(4) Does not include 500 shares of common stock owned by Mr. Lareau's wife as to which Mr. Lareau may be deemed to share voting and investment power, but as to which shares he disclaims any beneficial interest. Includes 1,000 shares not outstanding but deemed beneficially owned by virtue of the right to acquire them pursuant to exercisable stock options.
(5) Represents 1.2% of the outstanding shares of Common Stock, based on the number of shares issued and outstanding as of February 28, 1994. Includes 448,740 shares not outstanding but deemed beneficially owned by virtue of the right to acquire them pursuant to exercisable stock options.

(6)   Includes 16,667 shares  not outstanding but  deemed beneficially owned  by virtue of the right to acquire them pursuant to exercisable stock options.
(7)   Represents  1.8% of the  outstanding shares of Common  Stock, based on the number of shares issued and outstanding as of February 28, 1994.  Includes
      689,159  shares not outstanding but deemed beneficially owned by virtue of the right of members of the group to acquire them pursuant to  exercisable stock  options. These shares  are treated as  outstanding only when deter-
      mining the amount  and percent owned  by the group.  Does not include  500 shares  as to which voting and investment  power may be deemed shared, but as to which beneficial ownership is disclaimed.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock:

                                        AMOUNT AND NATURE OF   PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP    CLASS(1)
- --------------------------------------  --------------------  -------------
Ark Asset Management Co., Inc.               4,517,200(2)           10.2%
 One New York Plaza
 New York, NY 10004
The Equitable Companies Incorporated         4,048,055(3)            9.1%
 787 Seventh Avenue
 New York, NY 10019
FMR Corp.                                    2,308,597(4)            5.1%
 82 Devonshire Street
 Boston, MA 02109

- ------------------------
(1) Percentage calculated based on the number of shares of the Company's common stock issued and outstanding as of February 28, 1994.
(2) Beneficial ownership as of December 31, 1993 as reported in Schedule 13G dated February 7, 1994. Represents sole power to vote 3,501,500 shares, and sole power to dispose or direct the disposition of 4,356,600 shares.
(3) Beneficial ownership as of December 31, 1993 as reported in Schedule 13G dated February 9, 1994. These securities are held by Alliance Capital Management L.P. and Donaldson, Lufkin & Jenrette Securities Corporation, both subsidiaries of The Equitable Companies Incorporated, largely on behalf of client discretionary investment advisory accounts. Represents sole power to vote or direct the vote of 3,030,400 shares, sole power to dispose or direct the disposition of 4,031,000 shares, and shared power to dispose or direct the disposition of 17,055 shares (including 13,255 shares that would be issuable upon conversion of the Company's 5 1/2% Preferred Stock). Does not include 32,336 shares reported in the Schedule 13G as beneficially owned as a result of the assumed conversion of certain of the Company's 8 1/2% Convertible Subordinated Debentures due June 15, 2011 (the "Debentures"), since those Debentures were redeemed effective January 18, 1994.
(4) Beneficial ownership as of December 31, 1993 as reported in Schedule 13G dated February 11, 1994. These securities are beneficially owned by Fidelity Management & Research Company and Fidelity Management Trust Company, both wholly-owned subsidiaries of FMR Corp., as a result of acting as investment adviser to certain investment companies or as investment manager of certain institutional accounts. Represents sole power to dispose or direct the disposition of 2,308,597 shares and sole power to vote or direct the vote of 447,027 shares. Included in the total number of shares reported as beneficially owned are 1,116,500 shares that would be issuable upon conversion of 5 1/2% Preferred Stock. Does not include 1,319,335 shares reported in the Schedule 13G as beneficially owned as a result of the assumed conversion of Debentures, since the Debentures were redeemed effective January 18, 1994.

    The parties identified in the table above have stated in their Schedules 13G that the Company securities they hold were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                              INDEPENDENT AUDITORS

    The Board has selected KPMG Peat Marwick, the Company's present auditors, to audit the accounts of the Company for the year ending December 31, 1994.

    The Board has requested that representatives of KPMG Peat Marwick attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS


    Any stockholder proposal to be included in the proxy materials for the 1995 Annual Meeting of Stockholders must be received by the Company on or before November 30, 1994.


    The Company's Bylaws require advance written notice to the Company of stockholder-proposed business or of a stockholder's intention to make a nomination for director at an annual meeting of stockholders. They also limit the business which may be conducted at any special meeting of stockholders to business brought by the Company's Board. Specifically, the Bylaws provide that business may be brought before an annual meeting by a stockholder only if the stockholder provides written notice to the Secretary of the Company not less than 50 or more than 75 days prior to the meeting, unless notice of the date of the meeting is given to stockholders or is publicly announced less than 65 days prior to the meeting. In that case, a stockholder's notice of proposed business must be provided no later than 15 days following the date notice of the annual meeting was mailed or the public announcement of the date was made, whichever is earlier. The Company's 1995 Annual Meeting of Stockholders will be held on May 10, 1995. A stockholder's notice must set forth (i) a description of the proposed business and the reasons therefor, (ii) the name and record address of the stockholder proponent, (iii) the class and number of shares of Company stock owned by the stockholder and (iv) a description of any material interest of the stockholder in the proposed business.

    The Bylaws also provide that a stockholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of the Company within the time limits described above. The stockholder's notice shall set forth all information about each nominee that would be required under Securities and Exchange Commission ("SEC") rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the stockholder proponent and the class and number of shares of Company stock owned by the stockholder proponent.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT


    Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the SEC reports of ownership regarding the Common Stock and other equity securities of the Company. These persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company during the period January 1, 1993 to February 14, 1994, all

Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that Ronald L. Turner filed his Initial Statement of Beneficial Ownership on Form 3 one day late due to business travels.

SOLICITATION OF PROXIES


    The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson & Company, New York, New York, to aid in solicitation of proxies. The fees and expenses of Georgeson & Company are estimated at $15,000.


    Officers and employees of the Company may solicit proxies by further mailings, by telephone and telegraph, and by personal conversations. No special compensation will be paid to such persons for these tasks. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the stock entitled to be voted at the meeting.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (AN ANNUAL FILING WITH THE SEC) FOR THE YEAR ENDED DECEMBER 31, 1993 MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO CERIDIAN CORPORATION, STOCKHOLDER SERVICES DEPARTMENT, 8100 34TH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55425.

                                          By Order of the Board of Directors

                                          John A. Haveman
                                          SECRETARY


Minneapolis, Minnesota
March 30, 1994

                                                                      APPENDIX A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CERIDIAN CORPORATION

    Ceridian Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    (a) The name of the corporation is Ceridian Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 31, 1912, and the name under which it was originally incorporated was Commercial Credit Company. The name of the corporation was changed to Control Data Corporation effective August 16, 1968, and to Ceridian Corporation effective May 31, 1992.

    (b) Pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation, and such amendment and restatement has been duly adopted by the majority vote of the corporation's stock entitled to vote thereon at the corporation's annual meeting of stockholders on May 11, 1994, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    (c) The text of the Certificate of Incorporation of the corporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I.
                                      NAME

    The name of this corporation is

                              CERIDIAN CORPORATION

    (hereinafter referred to as the "Corporation").

                                  ARTICLE II.
                               REGISTERED OFFICE

    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III.
                                    BUSINESS

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the "General Corporation Law").

                                  ARTICLE IV.
                            AUTHORIZED CAPITAL STOCK

    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million, Seven Hundred Fifty Thousand (100,750,000), consisting of Seven Hundred Fifty Thousand (750,000) shares of the par value of One Hundred Dollars ($100.00) per share of preferred stock (the "Preferred Stock"), having a total par value of Seventy-Five Million Dollars ($75,000,000), and One Hundred Million (100,000,000) shares of common stock of the par value of fifty cents ($.50) per share (the "Common Stock"), having a total par value of Fifty Million Dollars ($50,000,000).

    B. Shares of Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

        (1) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

        (2) the annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

        (3) the redemption price or prices for the particular series;

        (4) the right, if any, of the holders of a particular series to convert such stock into other classes of stock, and the terms and conditions of such conversion to the extent not otherwise herein provided;

        (5) the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account, if shares so redeemed are to be redeemable at a price or prices other than the redemption price or prices for shares not so redeemed;

        (6) the rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation; and

        (7) the voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

    C. (1) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining assets of the Corporation shall be distributed solely among the holders of Common Stock according to their respective shares.

       (2) Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each share of Common Stock shall have one vote on all matters voted upon by the stockholders. Except where some mandatory provision of law requiring the vote or consent of the holders of some stated proportion of the shares of any class of stock or any series of any class of stock shall be controlling or where this Restated Certificate of Incorporation or any amendment hereto shall otherwise provide, the vote or consent of the holders of all or any portion of any class of stock, as a class, or of any series of any class of stock, as a series, shall not be required for any action whatsoever to be taken or authorized by the stockholders of the Corporation, including any amendment of this Restated Certificate of Incorporation.

    Pursuant to the authority contained in this Article IV, the Board of Directors adopted resolutions authorizing the creation and issuance of a series of 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, which such resolutions were set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware on December 22, 1993. A copy of such resolutions are attached to this Restated Certificate of Incorporation as Exhibit A and are incorporated herein by reference. [Exhibit A has not been included as part of this Appendix A to Ceridian Corporation's Proxy Statement for its Annual Meeting of Stockholders on May 11, 1994.]

                                   ARTICLE V.
                               BOARD OF DIRECTORS

    A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. In furtherance and not in limitation of the powers conferred on the Board by this Restated Certificate of Incorporation and by the General Corporation Law, the Board is specifically authorized to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine.

    B. The Board, pursuant to the Bylaws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate two or more of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and as provided for in said resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

    C. Both stockholders and directors shall have power, if the Bylaws so provide, to hold their meetings either inside or outside the State of Delaware, to have one or more offices in addition to the registered office in Delaware, and to keep the books of this Corporation (subject to the provisions of the General Corporation Law) outside of the State of Delaware at such places as may be from time to time designated by them.

    D. This Corporation may, in its Bylaws, confer powers additional to the foregoing upon the Board of Directors, in addition to the powers and authorities expressly conferred upon the Board by the General Corporation Law.

                                  ARTICLE VI.
                              CERTAIN TRANSACTIONS

    A. Where stockholder authorization, adoption or approval is required by the General Corporation Law for any of the following transactions, such authorization, adoption or approval shall require the affirmative vote of at least two-thirds of the outstanding stock of the Corporation entitled to vote thereon:

        (1) Any plan of merger or consolidation of the Corporation with another corporation;

        (2) Any sale, lease or exchange of all or substantially all the property and assets of the Corporation;

        (3) Any issuance or delivery of capital stock or other securities or obligations of the Corporation in exchange or payment for any property or assets; or

        (4) Any agreement, contract or other arrangement providing for any of the transactions described above.

    B. This Article VI shall not require that the holders of any class or series of stock vote separately as such class or series nor affect or increase the percentage requirement of any such vote by class or series where otherwise required by law or other provisions of this Restated Certificate of Incorporation.

                                  ARTICLE VII.
                            LIMITATION OF LIABILITY

    A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended.

    Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                 ARTICLE VIII.
                             BUSINESS COMBINATIONS

    A. In addition to the requirements of (i) law, and (ii) the other provisions of this Restated Certificate of Incorporation, including without limitation Article VI, the affirmative vote or consent of that fraction of the outstanding shares of Common Stock of the Corporation entitled to vote, but not less than two-thirds, determined by using as the numerator a number equal to the sum of (i) the outstanding shares of Common Stock Beneficially Owned by Controlling Persons, plus (ii) two-thirds of the remaining number of outstanding shares of Common Stock that are not Beneficially Owned by directors or Executive Officers of the Corporation and as the denominator a number equal to the total number of outstanding shares of Common Stock of the Corporation entitled to vote, shall be required for the adoption or authorization of a Business Combination unless:

        (1) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all shares of Common Stock of the Corporation owned by stockholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such stockholders for such shares shall at least be equal to the Minimum Price Per Share, and

        (2) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of the proposed Business Combination.

    B. For purposes of this Article VIII, the following definitions shall apply:

        (1) "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.


        (2) "ASSOCIATE" shall mean (1) any corporation or organization of which a Person is an officer or partner or is, directly or indirectly the Beneficial Owner of five percent or more of any class of equity securities,
    (2) any trust or other estate in which a Person has a five percent or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (3) any spouse of a Person, and (4) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse.

        (3) "BENEFICIAL OWNERSHIP" shall include without limitation (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert but specifically excluding any participation agreement, arrangement, understanding or relationship between or among any two or more commercial banks made or established in connection with and in furtherance of a bona fide lending arrangement with the Corporation and/or one or more Subsidiaries) has or shares voting power (which includes the power to vote or to direct the voting of such shares ) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.


        (4) "BUSINESS COMBINATION" shall mean (a) any merger or consolidation of the Corporation with or into a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate; (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any Substantial Part of the assets of the Corporation, including without limitation any voting securities of a Subsidiary, or of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate; (c) any merger into the Corporation, or into a Subsidiary, of a Controlling Person or any Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate; (d) any sale, lease, exchange, transfer or other disposition to the Corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any dispositions of assets which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent of the total consolidated assets of the Corporation (as shown on its audited balance sheet as of the end of the fiscal year preceding the proposed disposition), provided, however, that in no event shall any disposition of assets be excepted from stockholder approval by reason of the preceding exclusion if such disposition, when included with all other dispositions consummated during the same, and immediately preceding four, fiscal years of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would result in dispositions by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent of the total consolidated assets of the Corporation (as shown on its audited balance sheet as of the end of the fiscal year preceding the proposed disposition); (e) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Controlling Person becomes a Controlling Person; and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination; but, notwithstanding anything to the contrary herein, Business Combination shall not include (i) any Section 253 Merger or (ii) any transaction involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate which is to be consummated or become effective after such Controlling Person has been a Controlling Person for at least five years.


        (5) "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        (6) "CONTROLLING PERSON" shall mean any Person who Beneficially Owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to ten percent of the outstanding shares of Common Stock of the Corporation entitled to vote.

        (7) "EXECUTIVE OFFICER" shall mean any officer of the Corporation who is elected to his or her position by action of the Board of Directors of the Corporation.

        (8)  "MINIMUM PRICE PER SHARE"  shall mean the sum  of (a) the higher of
    (i) the highest gross per share price paid or agreed to be paid to acquire any shares of Common Stock of the Corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five years immediately prior to the record date set to determine the stockholders entitled to vote or consent to the Business Combination in question, or, in the case of a Section 253 Merger, five years immediately prior to the effective date of such Section 253 Merger, or (ii) the highest per share closing public market price for such Common Stock during such five year period, plus (b) the aggregate amount, if any, by which five percent for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

        (9) "PERSON" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity.

        (10) "SECTION 253 MERGER" shall mean any merger of the Corporation into another corporation which is a Controlling Person or Affiliate of such Controlling Person or Associate of such Controlling Person or such Affiliate pursuant to Section 253 of the General Corporation Law, as amended from time to time, or any successor or replacement statute, provided that such amended, successor or replacement statute does not give voting rights to the stockholders of the Corporation with respect to the merger. While such voting rights are part of Section 253, a merger under such section shall not be a Section 253 Merger for purposes of this Article VIII.

        (11) "SECURITIES EXCHANGE ACT OF 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time as well as any successor or replacement statute.

        (12) "SUBSIDIARY" shall mean any corporation more than twenty-five percent of whose outstanding securities representing the right to vote for the election of directors is Beneficially Owned by the Corporation and/or one or more Subsidiaries.

        (13) "SUBSTANTIAL PART" shall mean more than ten percent of the total assets of the corporation in question, as shown on its audited balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

    C. This Article VIII shall not be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received the affirmative vote or consent of that fraction of the outstanding shares of Common Stock of the Corporation entitled to vote, but not less than two-thirds, determined by using as the numerator a number equal to the sum of (i) the outstanding shares of Common Stock Beneficially Owned by Controlling Persons, plus (ii) two-thirds of the remaining number of outstanding shares of Common Stock that are not Beneficially Owned by directors or Executive Officers of the Corporation and as the denominator a number equal to the total number of outstanding shares of Common Stock of the Corporation entitled to vote.

    D. A Controlling Person shall be subject to all fiduciary and other standards of conduct and obligations imposed by law and shall be considered not to have met such standards of conduct and obligations unless such Controlling Person shall, in the event of a Section 253 Merger, pay or cause to be paid for each share of Common Stock of the Corporation as to which share ownership is being sold, redeemed, cancelled or otherwise terminated by means of the Section 253 Merger, cash, or other readily marketable consideration having a fair value, at least equal to the Minimum Price Per Share, provided, however, that this requirement shall not apply to any Section 253 Merger involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate to become effective after such Controlling Person has been a Controlling Person for at least five years.

                                  ARTICLE IX.
                       AMENDMENT OF RESTATED CERTIFICATE

    Except as herein otherwise provided, this Corporation reserves the right to amend, alter, change or repeal any provision in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights conferred on stockholders herein are granted subject to this reservation.

    IN  WITNESS  WHEREOF, this  Restated Certificate  of Incorporation  has been
signed under the seal of the Corporation this     day of             , 1994.

                                          By:  _________________________________

                                               Name:____________________________

                                               Title:___________________________

[SEAL]

ATTEST:

By:  _________________________________

     Name:____________________________

     Title:___________________________

articles(bf)

                             CERIDIAN CORPORATION
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1994

   The undersigned hereby appoints Lawrence Perlman and John A. Haveman, and either of them, as Proxy or Proxies, with full power of substitution, to vote in the manner indicated on the reverse side hereof, and with the discretionary authority as to any other matters that may properly come before the meeting, all of the undersigned's shares of Ceridian Corporation Common Stock held of record on March 22, 1994 at the Annual Meeting of Stockholders to be held May 11, 1994 and at any adjournment thereof.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   This proxy when properly signed, will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                   (Continued, and to be signed and dated, on the reverse side)

   / /

The Board recommends a vote FOR all nominees.

1. Election of Directors   / / FOR   / / WITHHELD   / / FOR, EXCEPT YOU MAY
                                                        WITHHOLD AUTHORITY TO
                                                        VOTE FOR ANY NOMINEE
                                                        BY CROSSING OUT HIS OR
                                                        HER NAME.

   Nominees: R.M. Davis, A.W. Dawson, R. James, R.G. Lareau, C. Marshall,
                       L. Perlman, R.W. Vieser, P.S. Walsh

The Board recommends a vote FOR Proposal 2.


2. Proposal to approve the adoption of a Restated Certificate of Incorporation for Ceridian Corporation.

              / / FOR          / / AGAINST         / / ABSTAIN

                                   If you wish to have your vote on all matters kept confidential in accordance with Ceridian Corporation policy, check here.


Address Change                     / /
and/or Comments
Mark Here / /                      PROXY DEPARTMENT
                                   NEW YORK, N.Y. 10203-0290

                                   Please sign exactly as name appears hereon.
                                   Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   Dated: ____________________________, 1994

                                   _________________________________________
                                                  Signature

                                   _________________________________________
                                            Signature if held jointly

                                   VOTES MUST BE INDICATED
                                   (X) IN BLACK OR BLUE INK.        /X/

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.